EXHIBIT 10.30

EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) entered into as of _______ __, 20__ (the “Grant Date”) between Ecosphere Technologies, Inc. (the “Company”) and ____________ (the “Optionee”).

WHEREAS, by action taken by the Board of Directors (the “Board”) it has adopted the 2006 Equity Incentive Plan (the “Plan”); and

WHEREAS, pursuant to the Plan, it has been determined that in order to enhance the ability of the Company to attract and retain qualified employees, consultants and directors, the Company has granted the Optionee the right to purchase the common stock of the Company pursuant to stock options.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.

Grant of Non-Qualified Options.  The Company irrevocably granted to the Optionee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option to purchase all or any part of ____________ shares of authorized but unissued or treasury common stock of the Company (the “Options”) on the terms and conditions herein set forth.  The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986 (the “Code”).  This Agreement replaces any stock option agreement previously provided to the Optionee, if any, with respect to these Options.  The Optionee acknowledges receipt of a copy of the Plan, as amended.

2.

Price.  The exercise price of the Options is $0.44 per share.

3.

Vesting - When Exercisable.

(a)

The Options shall vest in equal increments over a three-year period each June 30th and December 31st, with the first vesting date being June 30, 2012, subject to the Optionee’s continued employment with the Company on each applicable vesting date.  Any fractional vesting shall be rounded up to the extent necessary.

(b)

Subject to Sections 3(c) and 4 of this Agreement, the Options may be exercised prior to vesting and remain exercisable until 6:00 p.m. New York time for five years from the Grant Date (the “Expiration Date”).

(c)

However, notwithstanding any other provision of this Agreement, at the option of the Board or the Committee (as defined in the Plan), all Options whether vested or unvested shall no longer be exercisable and will be immediately forfeited if the Board adopts a Resolution concluding that any of the following events occurred:

(1)

The Optionee is dismissed as an employee (i) for cause under the terms of a written employment agreement, or if there is no written employment agreement, (ii) based upon fraud, theft or dishonesty, which is reflected in a written or electronic notice given to the employee;

(2)

The Optionee purchases or sells securities of the Company in violation of the Company’s insider trading guidelines then in effect;

(3)

The Optionee breaches any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect;

(4)

The Optionee competes with the Company by soliciting customers located within or otherwise where the Company is doing business within any state, or where the Company expects to do business within three months following termination and, in this later event, the Optionee has actual knowledge of such plans;

(5)

The Optionee is unavailable for consultation after termination of the Optionee if such availability is a condition of any agreement between the Company and the Optionee;

(6)

The Optionee recruits Company personnel for another entity or business within 24 months following termination of employment;

(7)

The Optionee fails to assign any invention, technology, or related intellectual property rights to the Company if such assignment is a condition of any agreement between the Company and the Optionee;

(8)

The Optionee acts in a disloyal manner to the Company; or

(9)

The Optionee has acted against the interests of the Company.

4.

Termination of Relationship.

(a)

If for any reason, except death or disability as provided below, the Optionee ceases to act as an employee of the Company, all vested Options shall remain exercisable until the Expiration Date; provided, however, if the Optionee is terminated for Cause, whether under a written agreement or otherwise, all vested Options shall terminate immediately.  For purposes hereof, “Cause”, shall mean (i) any event specified in Section 3(c), (ii) if the Optionee is subject to an employment agreement with the Company, any matter specified as cause in such an agreement, and (iii) if the Optionee is not subject to an employment agreement with the Company, misconduct, conflict of interest,  violation of any agreement with the Company,  conviction of any felony, or conviction of a misdemeanor related to or arising out of the Company's business. In all events, any determination made by the Board of Directors or any Committee empowered to administer the Plan shall be conclusive and binding.

(b)

If the Optionee shall die while an employee of the Company, the Optionee’s estate or any Transferee, as defined herein, shall have the right within the time provided in the Plan to exercise the Optionee’s vested Options subject to Section 3(c).  For the purpose of this Agreement, “Transferee” shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.  For the purposes of this Section 4(b), “Company” shall include subsidiaries and/or affiliates of the Company.

(c)

If the Optionee becomes disabled while an employee of the Company within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, the Optionee shall have the right within the time provided in the Plan to exercise the Optionee’s vested Options.

(d)

Notwithstanding anything contained in this Section 4, the Options may not be exercised after the Expiration Date.

(e)

For the purposes of this Section 4, “Company” shall include subsidiaries and/or affiliates of the Company.

(f)

Any of the Options that were not vested immediately prior to the termination of the Optionee’s employment shall terminate at that time.

5.

Profits on the Sale of Certain Shares; Redemption.  If any of the events specified in Section 3(c) of this Agreement occur within one year from the date the Optionee last performed services as an employee of the Company (the “Termination Date”) (or such longer period required by any written employment agreement), all profits earned from the sale of the Company’s securities, including the sale of shares of common stock underlying this Option, during the two-year period commencing one year prior to the Termination Date shall be forfeited and immediately paid by the Optionee to the Company.  Further, in such event, the Company may at its option redeem shares of common stock acquired upon exercise of this Option by payment of the exercise price to the Optionee.  The Company’s rights under this Section 5 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

6.

Method of Exercise.  The Options shall be exercisable by a written notice which shall:

(a)

state the election to exercise the Options, the number of shares to be exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, address and social security number of such person (or if more than one, the names, addresses and social security numbers of such persons);

(b)

contain such representations and agreements as to the holder’s investment intent with respect to such shares of common stock as set forth in Section 11 hereof;

(c)

be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options;

(d)

be accompanied by full payment of the exercise price by tender to the Company of an amount equal to the exercise price multiplied by the number of underlying shares being purchased (the “Purchase Price”), either (i) in cash, by wire transfer or by certified check or bank cashier’s check, payable to the order of the Company, (ii) in a cashless exercise by surrendering such number of shares of Common Stock received upon exercise of the Options in accordance with Section 6(e) below, or (iii) by a combination of any of the foregoing methods.

(e)

If the Fair Market Value (as defined below) of one share of common stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising the Options for cash, the Optionee may elect to pay the exercise price using a cashless exercise.  If a cashless exercise is elected, the Company shall issue to the Optionee the number of shares of common stock computed using the following formula:

X = Y (A-B)

A

Where:

X

=

the number of shares of common stock to be issued to Optionee;

Y

=

the portion of the Option (in number of shares of common stock) being exercised by Optionee (at the date of such calculation);

A

=

the Fair Market Value (as defined below); and

B

=

Exercise Price (as adjusted to the date of such calculation).

For purposes of this Agreement, Fair Market Value shall mean:

“Fair Market Value” shall mean: (i) if the principal trading market for such securities is a national securities exchange, the Over-the-Counter Bulletin Board (“OTCBB”) or the OTC Markets (or a similar system then in use), the average of the closing prices on the principal market the last five trading days immediately prior to such Exercise Date (as defined in Section 6(g) below); or (ii) if (i) is not applicable, the average of the high bid and low asked prices so reported for the trading day immediately prior to such Exercise Date.  Notwithstanding the foregoing, if there is no last reported sales price or bid and ask prices, as the case may be, for the day in question, then Fair Market Value shall be determined as of the latest day prior to such day for which such last reported sales price or bid and asked prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Fair Market Value shall be determined in good faith by, and reflected in a formal resolution of the board of directors of the Company.

(f)

be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes.  If the Optionee fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Options or (ii) withhold and set-off against compensation and any other amounts payable to the Optionee the amount of such required payment. Such withholding may be in the shares underlying the Options at the sole discretion of the Company.

(g)

Upon receipt of the Purchase Price in Section 6(d) together with written notice, the Company will deliver to the Optionee, as promptly as possible, a certificate or certificates representing the shares of common stock so purchased, registered in the name of the Optionee or its transferee (as permitted under Section 12 below).  With respect to any exercise of the Options, the Optionee will for all purposes be deemed to have become the holder of record of the number of shares of common stock purchased hereunder on the date a properly executed notice and payment of the Purchase Price is received by the Company (the “Exercise Date”), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

7.

Sale of Shares Acquired Upon Exercise of Options.  If the Optionee is an officer (as defined by Section 16(b) of the Securities Exchange Act of 1934 (“Section 16(b)”)) or a director of the Company, any shares of the Company’s common stock acquired pursuant to Options granted hereunder as set forth herein cannot be sold by the Optionee until at least six months elapse from the date of grant of the Options except in case of death or disability or if the grant was exempt from the short-swing profit provisions of Section 16(b).

8.

Anti-Dilution Provisions.  The Options granted hereunder shall have the anti-dilution rights set forth in the Plan.

9.

Necessity to Become Holder of Record.  Neither the Optionee, the Optionee’s estate, nor any Transferee shall have any rights as a shareholder with respect to any shares underlying the Options until such person shall have become the holder of record of such shares.  No dividends or cash distributions, ordinary or extraordinary, shall be provided to the holder if the record date is prior to the date on which such person became the holder of record thereof.

10.

Reservation of Right to Terminate Relationship.  Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Optionee at any time, with or without cause.  The termination of the relationship of the Optionee by the Company, regardless of the reason therefor, shall have the results provided for in Sections 3 and 4 of this Agreement.

11.

Conditions to Exercise of Options.  If a Registration Statement on Form S-8 (or any successor Form) is not effective as to the shares of common stock issuable upon exercise of the Options, the remainder of this Section 11 is applicable as to federal law.  In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Optionee, the Optionee’s estate, or any Transferee as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the Options are being acquired for such person’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock underlying the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

12.

Transfer.  No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

13.

Duties of the Company.  The Company will at all times during the term of the Options:

(a)

Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b)

Pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

(c)

Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

14.

Parties Bound by Plan.  The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Optionee and the Optionee’s respective successors in interest.

15.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

16.

Arbitration.  Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Martin County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect.  The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

17.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

18.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery as follows:

The Optionee:

______________

______________

______________

The Company:

Ecosphere Technologies, Inc.

3515 S.E. Lionel Terrace

Stuart, FL 34997

Attention: Chief Executive Officer

Facsimile: (772) 781- 4778

with a copy to:

Michael D. Harris, Esq.

Nason, Yeager, Gerson, White & Lioce, P.A.

1645 Palm Beach Lakes Blvd. Suite 1200

West Palm Beach, FL 33401

Facsimile:  (561) 471-0894

or to such other address as either of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

19.

Attorneys’ Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fee, costs and expenses.

20.

Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of Delaware without regard to choice of law considerations.

.

21.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

22.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

23.

Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

24.

Stop-Transfer Orders.

(a)

The Optionee agrees that, in order to ensure compliance with the restrictions set forth in the Plan and this Agreement, the Company may issue appropriate “stop transfer” instructions to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)

The Company shall not be required (i) to transfer on its books any shares of the Company’s common stock that have been sold or otherwise transferred in violation of any of the provisions of the Plan or the Agreement or (ii) to treat the owner of such shares of common stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of common stock shall have been so transferred.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

WITNESSES:	ECOSPHERE TECHNOLOGIES, INC.

By:

Chief Executive Officer

OPTIONEE: